EXHIBIT 4.7

         INVESTMENT AGREEMENT dated as of April 28, 2000, (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among Transmedia Network Inc., a Delaware corporation (the "Company"), and each of the investors listed on the signature pages hereto (each individually, an "Investor," and collectively, the "Investors").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, pursuant to that certain Stock Purchase and Sale Agreement, dated as of April 28, 2000 (the "Purchase Agreement"), among the Company and the Investors, the Company will, upon the Closing (as defined in the Purchase Agreement), issue and sell to the Investors an aggregate of 657,536 newly issued shares (collectively, the "Shares") of Common Stock and warrants (collectively, the "Warrants") to purchase an additional 1,315,072 shares (collectively, the "Warrant Shares") of Common Stock;

         WHEREAS, the Company, the Investors and Samstock have entered into a Co-Sale and Voting Agreement, dated as of April 28, 2000 (the "Co-Sale and Voting Agreement"); and

         WHEREAS, the Company and each of the Investors are entering into this Agreement, with the approval of at least a majority of Disinterested Directors (as defined herein), to establish certain arrangements with respect to the relationships between them.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 The terms "beneficial ownership," "person" and "group" shall have the respective meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof. The term "affiliate" shall have the meaning ascribed to such term pursuant to Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

         1.2 The "Combined Voting Power" at any measurement date shall mean the total number of votes which could have been cast in an election of directors of the Company had a meeting of the stockholders of the Company been duly held based upon a record date as of the measurement date if all Company Voting Securities then outstanding, including for such purpose all Warrant Shares issuable upon the exercise of Warrants then held by any Investor, and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

         1.3 "Company Voting Securities" shall mean, collectively, Common Stock, Series A Preferred Stock, any other preferred stock of the Company that is entitled to vote generally for the election of directors, any other class or series of Company securities that is entitled to vote generally for the election of directors and any other securities, warrants, options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, Common Stock, Series A Preferred Stock, any other Company preferred stock that is entitled to vote generally for the election of directors, or any other class or series of Company securities that is entitled to vote generally for the election of directors.

         1.4 "Disinterested Director" means Independent Directors who are "disinterested directors" as that term is used in Section 144 of the Delaware General Corporate Law.

         1.5 "Effective Date" means the Closing Date, as defined in the Purchase Agreement.

         1.6 "Independent Director" means directors of the Company who (i) are not current or former employees or officers of the Company, (ii) are not 5% or greater stockholders of the Company, and (iii) have no financial interest in and are not otherwise associated with any of the Investors, the Company, any subsidiary of the Company or any of their respective affiliates, excluding, however, any equity interest of not more than 2% of any publicly-held entity. The term "associated" means having a business, financial or familial relationship that might reasonably be expected to affect the individual's judgment with respect to matters in which the Investors might be interested.

         1.7 "Management Investors" means (i) the Investors, (ii) any officer, manager, partner or member of any Investor, (iii) any affiliate of any Investor,
(iv) any affiliate of any officer, manager, partner or member of any Investor under control of, or common control with, any such officer, manager, partner or member, (v) any family members of any Investor and (vi) any trusts established for the benefit of any family members any Investor.

         1.8 "Samstock" means Samstock, L.L.C., a Delaware limited liability company.

         1.9 "Series A Preferred Stock" means the Series A Senior Convertible Redeemable Preferred Stock, par value $.10 per share, of the Company.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Each of the Investors severally, but not jointly, represent and warrant to the Company with respect to itself or himself as follows:

         (a) Each Investor, as applicable, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each Investor, as applicable, has the requisite power and authority to enter into this Agreement and perform its, his or her obligations hereunder.

         (b) This Agreement has been duly authorized, executed and delivered by each Investor and constitutes the legal, valid and binding agreement of each Investor, enforceable against each of them in accordance with the terms hereof.

         (c) Neither the execution and delivery of this Agreement nor the performance by each Investor of its, his or her obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or any agreement or instrument to which such Investor or their respective properties are bound or by which they are affected, or any organizational documents of such Investor.

         (d) Except as set forth on Schedule 2.1(d) hereto, as of the date hereof, no shares of Common Stock (other than the Shares and the Warrant Shares) were beneficially owned the Investors.

         2.2 The Company represents and warrants to the Investors as follows:

         (a) The Company is a validly existing corporation under the laws of the jurisdiction of its organization and has the corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof.

         (c) Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or any agreement or instrument to which the Company is bound or by which it is affected or any charter documents of the Company.

         (d) The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by the Board of Directors of the Company (the "Board") and have been approved by a majority of the Disinterested Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company.

                                   ARTICLE III
                               REGISTRATION RIGHTS

         3.1 Definitions. For purposes of this Article III:

         (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act").

         (b) The term "Registrable Securities" means shares of Common Stock, including the Warrant Shares, from time to time, held by any Management Investor.

         (c) The term "Holder" means (i) the Investors and (ii) any Permitted Assignee who is a party hereto or who executes and delivers to the Company a joinder agreement, agreeing to be legally bound by this Article III.

         (d) The term "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Act.

         (e) The term "Shelf Registration Statement" means a registration statement intended to effect a shelf registration in connection with a Rule 415 Offering.

         3.2 Shelf Registration. As soon as practicable after the Effective Date, the Company shall prepare and file with the SEC a Shelf Registration Statement (which shall include pledgees of any selling stockholder under the caption "plan of distribution" contained in such Shelf Registration Statement) with respect to all Shares and Warrant Shares and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such registration statement effective until such time as all Shares and Warrant Shares have been sold or disposed of thereunder or sold, transferred or otherwise disposed of (other than pursuant to a pledge of such Registrable Securities) to a person that is not a Holder or, with respect to any Warrant Shares for which the Warrant has not been exercised prior to its expiration, until such time as the Warrant has expired.

         3.3 Additional Obligations of the Company. Whenever the Company has filed a Shelf Registration Statement under this Article III, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered thereby.

         (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such Shelf Registration Statement owned by them.

         (c) Use its best efforts to register and qualify the securities covered by such Shelf Registration Statement under such other securities or Blue Sky laws of such states or other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not so subject.

         (d) Notify each Holder of Registrable Securities covered by such Shelf Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this
Section 3.3, each Holder acknowledges that the Company shall have the right to suspend the use of the prospectus forming a part of a Shelf Registration Statement if such offering would interfere with a pending corporate transaction or for other reasons until such time as an amendment to the Shelf Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Holder hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of such prospectus and ending at the time the Company gives the Holder notice that it may thereafter effect sales pursuant to such prospectus.

         3.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article III with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and as may be required from time to time to keep such registration current.

         3.5 Expenses of Shelf Registration. All expenses incurred by or on behalf of the Company in connection with registrations, filings or qualifications pursuant to Section 3.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. In no event shall the Company be obligated to bear any underwriting discounts or commissions or brokerage fees or commissions relating to Registrable Securities or the fees and expenses of counsel to the selling Holders.

         3.6 Indemnification. In the event any Registrable Securities are included in a Shelf Registration Statement under this Article III:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the affiliates of such Holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 3.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 3.6(b) exceed the gross proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section
3.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 3.6. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party, (ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party, (iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party within a reasonable period of time, or (iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

         (d) The obligations of the Company and the holders under this Section
3.6 shall survive the completion of any offering of Registrable Securities in a Shelf Registration Statement under this Article III.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

         3.7 Reports Under the Exchange Act. With a view to making available to the holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

         (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information (and the Company shall take such action) as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         3.8 No Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article III may only be assigned by a Holder to a transferee or assignee of any Registrable Securities if (i) such transferee or assignee is a Management Contracting Party (as defined in Section 4.3 herein) and (ii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         3.9 Waiver Procedures. The observance by the Company of any provision of this Article III may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holders of a majority of the Registrable Securities, and any waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities.

         3.10 "Market Stand-off" Agreement. Any Holder of Registrable Securities, if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such Holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 180 days following, the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

         3.11 Listing of Shares. The Company shall use its commercially reasonable efforts to cause (i) the Shares and (ii) upon exercise of the Warrant, the Warrant Shares, to be listed on the New York Stock Exchange as soon as practicable.

                                   ARTICLE VI
                                  MISCELLANEOUS

         4.1 Term of Agreement; Certain Provisions Regarding Termination. Unless this Agreement specifically provides for earlier or later termination with respect to any particular right or obligation, this Agreement shall terminate if the Management Investors shall, at any time, sell or otherwise dispose of or otherwise cease to own Company Voting Securities such that the Management Investors beneficially own in the aggregate Company Voting Securities representing less than 5% of the Combined Voting Power of all Company Voting Securities (including the Shares and, to the extent the Warrant has not been exercised or has not expired, the Warrant Shares).

         4.2 Legend and Stop Transfer Order. To assist in effectuating the provisions of this Agreement, each of the Investors hereby consents to the placement, in connection with the transactions contemplated by the Purchase Agreement or otherwise within 10 business days after any Company Voting Securities become subject to the provisions of this Agreement, of the applicable legend specified below on all certificates representing ownership of Company Voting

Securities owned of record or beneficially by any Management Investors, until such shares are sold, transferred or disposed in a manner permitted hereby to a person who is not then a Management Investor. The Company agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Company Voting Securities being made to a person who is not then a Management Investor in compliance with the provisions of this Agreement.

         Certificates representing any Shares or Warrant Shares held by any Investor shall contain a legend, in substantially the following form:

                  "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer contained in the Investment Agreement dated as of April 28, 2000, and the Co-Sale and Voting Agreement dated as of April 28, 2000, in each case, to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

         4.3 Additional Management Investor Parties. All of the liabilities and obligations under this Agreement of Management Investors shall be several but not joint. Notwithstanding anything to the contrary in this Agreement, no natural person or entity that is not a signatory party to this Agreement shall have any liability or obligation under this Agreement, except as otherwise provided in Section 4.11 of this Agreement. Each Management Investor that shall become or have the right to become the beneficial owner of Company Voting Securities shall, promptly upon becoming such owner or holder, execute and deliver to the Company a joinder agreement, agreeing to be legally bound by this Agreement to the same extent as if it had signed this Agreement as an original signatory as a Management Investor (each such Management Investor, a "Management Contracting Party"); provided that failure to execute such an agreement shall not excuse such member's non-compliance with any provision of this Agreement. No Management Investor shall transfer securities to another Management Investor unless the transferee shall agree to be bound by this Agreement in the manner specified above in this Section 4.3.

         4.4 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

                           if to any Investor, at their respective addresses set forth on the signature pages hereto.

                           with an additional copy to:

                           _________________________________
                           _________________________________
                           _________________________________

                           if to the Company:

                           Transmedia Network Inc.
                           11900 Biscayne Boulevard
                           Miami, Florida  33181
                           Attention:  Chief Executive Officer
                           Fax: (305) 892-3342

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York  10178
                           Attention:  Stephen P. Farrell, Esq.
                           Fax:  (212) 309-6273

         4.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

         4.6 Amendments. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto; provided, however, that any amendment executed by the Company must prior thereto be approved by a majority of the Disinterested Directors then in office.

         4.7 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

         4.8 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         4.9 Counterparts; Facsimile Signatures. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

         4.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         4.11 Assignments. Except to the extent provided in Section 3.8 herein, this Agreement may not be assigned without the prior written consent of each party hereto, and any attempt to effect an assignment hereof without such consent shall be void.

         IN WITNESS WHEREOF, each of the Investors and the Company have executed this Investment Agreement as of the date first above written.

                                          INVESTORS:

                                          ______________________________________
                                          GENE M. HENDERSON
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          HERBERT M. GARDNER
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          JAMES M. CALLAGHAN
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          GREGORY J. ROBITAILLE
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          JOHN A. WARD
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          GEORGE S. WEIDEMANN
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          CHRISTINE M. DONOHOO
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          FRANK F. SCHMEYER
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          ELLIOT MERBERG
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          GERALD FLEISCHMAN
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          ______________________________________
                                          TIM LITLE
                                          Address:______________________________
                                          ______________________________________
                                          ______________________________________

                                          COMPANY:

                                          TRANSMEDIA NETWORK INC.

                                          ______________________________________
                                          By: Gene M. Henderson, President and
                                                   Chief Executive Officer